Exhibit 99.1

Annual Shareholders’ Meeting 2010

Meeting Agenda 1. Call to Order 2. Introductions 3. Business of Annual Meeting 4. Management Presentations 5. Business Presentations Break 6. Questions and Answers 7. Adjournment of Meeting

Morningstar Overview Joe Mansueto Chairman and Chief Executive Officer

Today’s presentations contain forward-looking statements. All statements made that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Please refer to our most recent earnings release and our most recent Form 10-Q or 10-K for more information on the factors that could cause actual results to differ. Today’s presentations also contain non-GAAP financial measures. Please refer to the inside front cover and page 142 of our 2009 annual report posted in the Investor Relations section of our website at http://corporate.morningstar.com for a reconciliation to the applicable GAAP measures.

Please carefully read the legal disclaimer above.

Please refer to our 2009 annual report posted on our corporate website for reconciliations of non-GAAP financial measures to the applicable GAAP measures.

Morningstar Overview 2009 Highlights Industry Landscape Growth Strategies 2010 Initiatives Recent Acquisitions

My talk today will cover five major areas:

•      2009 highlights

•      Industry landscape

•      Growth strategies

•      Major initiatives for 2010

•      Recent acquisitions

Our mission is to create great products that help investors reach their financial goals.

Our mission is to create great products that help investors reach their financial goals. We take this mission very seriously and it frames everything we do as a company.

Advisors Individuals Institutions

We have three main audiences: individual investors, financial advisors, and institutions. One of our core values is investors come first, and our work in other areas is also meant to support individual investors.

LIM’s Analytical Software Service AAA BB C A AA BBB B CCC CC D 7.4 mil Serving 350,000 Investment Offerings 245,000 AAA BB C A AA BBB B CCC CC D 4,200 AAA BB C A AA BBB B CCC CC D AAA BB C A AA BBB B CCC CC D

Here’s a snapshot of our company today. We reach about 7.4 million individual investors, 245,000 financial advisors, and 4,200 institutions. Our database includes extensive information on more than 350,000 investments (not including real-time data).

2009 Overview Revenue Acquisitions 4.7% x Operating Income 9.9% x Core Business d d d d

2009 was a challenging year for us. Revenue was down 4.7% and operating income was down 9.9%. However, we saw a more encouraging trend in the second half of the year. We also continued investing in our core business and made six acquisitions during the year.

Industry Landscape

2009 Net Inflows / Outflows MF CE VA HF SA/CIT ETF *excludes money market funds ($bil) $377.4* $3.9 $45.8 ($54.6) $4.3 $104.1

Now I’ll turn to the industry landscape. As you know, there was a strong market rebound in 2009, and asset inflows in most areas were positive. Net cash flows to mutual funds were up strongly, but it’s worth noting that investors were still cautious and heavily favored fixed-income funds. We also saw continued investor interest in exchange-traded funds in 2009.

2009 Net Inflows / Outflows *excludes money market funds MF CE VA HF SA/CIT ETF 2008 ($225.1) $0.3 $154.8 ($70.2) ($368.7) $177.2 $377.4* $3.9 $45.8 ($54.6) $4.3 $104.1 2009 ($bil)

Inflows for most investment types were generally higher in 2009 versus 2008 because of stronger equity market performance.

2009 Assets MF CE VA HF SA/CIT ETF *excludes money market funds $11.1 $0.2 $1.0 $1.4 $6.4 $0.8 2008 $9.6 $0.2 $0.8 $1.4 $5.4 $0.5 ($tril) 2009 +15.6% 20.0% +18.5% +60.0%

While other investment types have also attracted investor interest, mutual funds remain a significant area, with about $11.1 trillion in assets as of year-end 2009.

Spending on Financial Information 04 05 06 07 08 09 10 11 12 13 Spending ($bil) CAGR 8.8% Projected Spending ($bil) CAGR 4.8% *source: Veronis Suhler Stevenson 10.3% 10.0% 10.1% 10.3% 3.5% –1.8% 2.5% 6.2% 7.9% 9.6% $8.8 $9.7 $10.6 $11.7 $12.1 $11.9 $12.2 $13.0 $14.0 $15.3

There is a large market for financial information, and we see many opportunities ahead of us. Veronis Suhler Stevenson estimates that spending on economic and financial information totaled about $12 billion in 2009, so we have a small, 4% share of this market.

Current Environment 15.7% 5.9% –37.0% 28.5% Morningstar Market Index Total Return 5.2% 06 07 08 09 YTD 05.10.10 –0.43 –5.52 –8.15 8.64 1.95 –5.43 12.34 19.70 11.06 25.79 18.81 20.03 15.54 14.72 21.17 5.68 9.63 10.04 –15.78 –13.98 0.23 –17.14 –19.07 –9.82 –4.04 –11.94 –8.73 –36.17 –35.95 –31.67 -31.47 -38.73 –36.19 -41.87 -46.28 -39.92 –15.78 –17.14 –19.07 –11.25 –5.05 8.51 –1.18 –0.92 4.19 7.48 5.25 4.38 11.38 36.05 40.28 21.52 38.94 39.86 44.37 42.05 32.98 4.57 4.78 0.85 10.74 13.24 9.40 8.35 12.22 7.73 11.38 36.05 40.28 21.52 38.94 39.86 44.37 42.05 32.98

This page shows Morningstar’s market barometer, a heat map of total returns for different areas of the Morningstar Style Box, a nine-square grid that provides a graphical representation of nine different investment styles. As you know there’s been a lot of market volatility lately, but returns for the Morningstar U.S. Market index were positive through May 10, 2010.

The more positive market environment has helped our business recently, especially on the asset management side.

Growth Strategies

Next I’ll turn to our five key growth strategies.

Morningstar’s Growth Strategies Focus on three platforms Become a global leader in funds of funds Create premier global database Expand internationally Continue building thought leadership

We have five major growth strategies that guide how we invest our resources:

•      Enhance our position in each of our key market segments by focusing on our three major Internet-based platforms;

•      Become a global leader in fund-of-funds investment management;

•      Continue building thought leadership in independent investment research;

•      Create a premier global investment database; and

•      Expand our international brand presence, products, and services.

Strategy: Focus on Three Platforms Morningstar Direct Advisor Workstation Defined Contribution Real-Time Analyst Research Morningstar.com

The first of our five strategies is to focus our product offerings on our three major platforms, which are geared toward individuals, advisors, and institutions.

In all three of these markets, we believe investors are looking for integrated solutions, and all of our platforms are designed to meet that need.

•      Morningstar.com for individual investors, which includes Premium Membership services and Internet advertising sales

•      Morningstar Advisor Workstation, which is our web-based planning system for financial advisors

•      Morningstar Direct, which is our institutional research platform that provides access to the full range of our global data, research, and tools

Combined Revenue from Three Platforms Combined Revenue ($mil) and % of Consolidated Revenue $61.6 $85.0 $108.5 $135.1 $135.1 27.0% 24.9% 26.9% 28.2% 27.1% 06 07 08 09 05

This graph shows combined revenue for our three platforms over the past five years, which made up about 28% of revenue in 2009.

Morningstar.com U.S. Premium Memberships 147,010 165,957 180,366 177,518 150,473 06 07 08 09 05

We had about 150,000 Premium Members on Morningstar.com in the United States as of year-end 2009. The total declined in 2009 because of continuing weakness in our new trial pipeline. During the economic downturn individual investors have been reluctant to pay for premium content.

On the positive side, we are seeing an upturn in Internet advertising, which makes up about one-fourth of our total revenue for the site.

We’ve been expanding the amount of content on the site and now have three times as many new articles on the site.

Morningstar Advisor Workstation 109,461 144,578 150,505 151,874 148,392 U.S. Licenses 06 07 08 09 05

U.S. licenses for Advisor Workstation were down slightly in 2009, reflecting some clients migrating to SiteBuilder, a product that helps investment firms build advisor websites, and changes in the scope of some contracts, partly offset by new contracts.

Morningstar Advisor Workstation remains the leading software application for financial advisors in the United States

We recently launched Morningstar Advisor Workstation 2.0, with major upgrades to the platform’s user interface and usability.

Morningstar Direct Licenses: U.S. and Non-U.S. 878 1,077 1,564 2,175 1,892 271 665 1,069 985 1,348 2,229 2,961 3,524 1,349 107 Total 06 07 08 09 05

Total licenses were up about 19% in 2009. We now have more than one-third of licenses from outside the United States. We’ve also seen strong growth so far in 2010.

We introduced several major new features for Morningstar Direct in 2009, including total portfolio attribution, Presentation Studio, and fund flow information.

Strategy: Become a Global Leader in Funds of Funds Morningstar Managed Portfolios Financial advisors Retirement Advice Retirement plan providers, sponsors, and participants Investment Consulting Variable annuity firms Mutual fund companies Other financial firms Capital Markets Manager Selection Portfolio Construction Advice Asset Allocation d d

We think assembling and evaluating funds of funds is a natural extension of our expertise in understanding managed investment products.

We offer three main investment management services: Investment Consulting, Retirement Advice, and Morningstar Managed Portfolios.

Morningstar Fund of Funds Assets -05 06 07 08 09 Investment Consulting Morningstar Managed Portfolios Managed Retirement Accounts $22.1 $55.5 $97.5 $64.8 $66.2 $8.6 $13.7 $11.0 $15.7 $0.3 $1.4 $1.8 $2.2 $1.6 $2.1 $23.8 $65.9 $113.4 $78.8 $82.6 ($bil)

Our combined assets in these three areas totaled about $83 billion as of year-end 2009, up slightly from 2008.

Become a Global Leader in Funds of Funds Funds of Funds Industry Assets ($bil)* 05 06 07 08 09 $1,258 $1,676 $1,952 $1,695 $1,645 5.0% 1.9% 3.9% 5.8% 4.6% *source: Cerulli Associates; 2009 amount is projected $23.8 $65.9 $113.4 $78.8 $82.6 Morningstar’s Combined Assets ($bil)

This graph shows industry-wide growth in funds of funds over the past five years based on data from Cerulli Associates. The large number of managed investment products has made sorting through them to build a well- thought-out portfolio a difficult task. As a result, there’s been strong growth in multimanager assets worldwide, which totaled an estimated $1.6 trillion as of year-end 2009.

Our assets represent about 5% of total assets in this area, so we see good potential for growth here.

Strategy: Continue Building Thought Leadership 100 Funds Global Fund Research Coverage as of March 31 Fund Analysts 2010 3,500 75 2009 3,300

Over the past several years, we’ve expanded our analyst coverage in fund markets outside of the United States. We’ve been working to build an integrated team of locally based fund experts who can help us develop a leadership position in additional markets around the world. We currently have 100 fund analysts globally and cover a total of 3,500 funds—up from 75 analysts covering 3,300 funds in March 2009.

Thought Leadership Qualitative Fund Ratings in Europe and Asia Page 1 of 4 | Morningstar® Research Report BlackRock US Dynamic A Acc Morningstar Category Benchmark MSCI USA NR USD Morningstar Qualitative Rating™ Elite Superior Standard Inferior Impaired Chetan Modi Morningstar Analyst Executive Summary People: Manager Bob Doll is a seasoned investor and he is backed up by a dedicated team of analysts. He can also leverage BlackRock's considerable resources. Parent: BlackRock is an independent asset management group that is recognized as one of the most prominent fixed-income managers globally. Its merger with MLIM strengthened it on the equity front and the combined firm has considerable global capabilities. Process: The quant-based process with a qualitative overlay has been successful over long periods of time but Doll's strategy can lead to short-term underperformance due to notable sector bets. Performance: The fund has handily outpaced its average peer since its inception. Price: This fund's TER is comparable to the median fund in its category. Role in Portfolio: Core US equity exposure Morningstar Style Box: Ownership Zone Deep Val Core Val Blend Core Grth High Grth Giant Large Mid Small Micro Centroid = weighted average of stock holdings Zone = 75% of fund's stock holdings (as of 30/11/08) 12.0 10.5 9.0 7.5 6.0 Growth of 10,000 (GBP) Fund Benchmark Category 2000 2001 2002 2003 2004 2005 2006 2007 2008 YTD Performance 31/03/09 Cat Perf Quartile -11.70 -21.47 -29.99 12.00 2.84 24.46 -1.80 4.56 -18.21 -6.77 Total Return -5.73 -11.39 0.48 -3.48 0.15 6.88 -2.39 0.89 -4.65 3.64 +/- Benchmark -9.79 -8.98 0.89 -2.28 1.33 8.62 -1.13 0.49 -1.63 2.60 +/- Category 91 93 28 63 25 5 64 40 67 18 Tot Ret % Rank in Cat Morningstar Opinion 3 Apr 2009 | Manager experience and depth of resources at BlackRock US Dynamic Equity make it a compelling choice. Robert Doll has been in charge here since April 2004. Doll is Vice Chairman and Chief Investment Officer of Global Equities at BlackRock and he's spent over 28 years in the industry. He manages additional US large-cap offerings sold in Europe and the US. While his wider responsibilities at BlackRock could detract from daily management of this fund, we take comfort in the fact he can leverage BlackRock's research staff and has dedicated resources at his disposal; he is supported by associate Dan Hanson, two fundamental analysts and one quant analyst, Tasos Bouloutas, with 15 years' experience. We also like his insistence on managing funds to keep him in touch with his staff; he believes this makes him a better CIO. Bouloutas' role is vital as Doll's process relies heavily on a quant model to develop ideas and constant maintenance and development of any such model is essential. The model used here ranks stocks in the Russell 1000 Index based on their earnings growth potential and attractiveness of their valuation metrics. Stocks are also scored on the quality and sustainability of those earnings while other factors such as share buybacks enhance the output. The risks associated with using a quant model to pick stocks - such as underperformance when the market inflects - are mitigated by the fundamental research undertaken by Doll and his team. They analyse the top 250 ranked stocks and eliminate companies with unappealing features such as those operating in industries with unattractive prospects or run by a questionable management team. This qualitative overlay helps avoid those stocks with high scores but which carry risks that a quant model can overlook. Although the element of fundamental research has its merits, Doll will at times make big sector bets which introduces risk to the portfolio. For example, the portfolio carried overweights relative to its US Large-Cap Blend peers in technology and energy throughout 2008 which sent it the middle of the pack despite a correct decision to strongly underweight financials. The fund had notable overweights in healthcare and energy relative to its average Morningstar US Large-Cap Blend equity peer and Russell 1000 benchmark at year end; this could dent returns in the near term if one or more of those sectors face headwinds. That said, Doll has earned trust in this regard: The fund has managed to outpace its average category peer by an annualised 2.08 percentage points since April 2004 to 31 March 2009, suggesting the manager's strategy works over longer periods of time. All in all, we believe a manager of Doll's calibre, armed with a quality strategy and depth of resources has a strong chance of outperforming most of his peers over the long term. Morningstar Category™ U.S. Large-Cap Blend Equity IMA Sector North America Manager's Benchmark 100% Russell 1000 Inception Date 31/12/1982 12 Month Yield % 0.00 ISIN GB0005804165 Domicile United Kingdom Legal Status/UCITS Unit Trust Base Currency GBP Total Net Assets GBP 145.71 Mil Copyright © 2009 Morningstar. All Rights Reserved. The information, data and opinions expressed (“Information”) and contained herein: (1) are proprietary to Morningstar and/or its content providers and are not intended to represent investment advice or recommendation to buy or sell any security; (2) may not be copied or distributed without express license to do so; and (3) are not warranted to be accurate, complete or timely. Morningstar reserve its rights to charge for access to these Ratings and/or Rating report. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this Rating, Rating Report or Information contained therein. Page 1 of 4 | Morningstar® Research Report BlackRock US Dynamic A Acc Morningstar Category Benchmark MSCI USA NR USD Morningstar Qualitative Rating™ Elite Superior Standard Inferior Impaired Chetan Modi Morningstar Analyst Executive Summary People: Manager Bob Doll is a seasoned investor and he is backed up by a dedicated team of analysts. He can also leverage BlackRock's considerable resources. Parent: BlackRock is an independent asset management group that is recognized as one of the most prominent fixed-income managers globally. Its merger with MLIM strengthened it on the equity front and the combined firm has considerable global capabilities. Process: The quant-based process with a qualitative overlay has been successful over long periods of time but Doll's strategy can lead 12.0 10.5 9.0 7.5 6.0 Growth of 10,000 (GBP) Fund Benchmark Category 2000 2001 2002 2003 2004 2005 2006 2007 2008 YTD Performance 31/03/09 Cat Perf Quartile -11.70 -21.47 -29.99 12.00 2.84 24.46 -1.80 4.56 -18.21 -6.77 Total Return -5.73 -11.39 0.48 -3.48 0.15 6.88 -2.39 0.89 -4.65 3.64 +/- Benchmark -9.79 -8.98 0.89 -2.28 1.33 8.62 -1.13 0.49 -1.63 2.60 +/- Category 91 93 28 63 25 5 64 40 67 18 Tot Ret % Rank in Cat Morningstar Opinion 3 Apr 2009 | Manager experience and depth of resources at BlackRock US Dynamic Equity make it a compelling choice. Robert Doll has been in charge here since April 2004. Doll is Vice Chairman and Chief Investment Officer of Global Equities at BlackRock and he's spent over 28 years in the undertaken by Doll and his team. They analyse the top 250 ranked stocks and eliminate companies with unappealing features such as those operating in industries with unattractive prospects or run by a questionable management team. This qualitative overlay helps avoid those stocks with high scores but which carry risks that a quant model can overlook. Although the element of fundamental research has its ©2009 Morningstar, Inc. All rights reserved. The information in this document is the property of Morningstar, Inc. Reproduction or transcription by any means, in whole or in part, without the prior consent of Morningstar, Inc. is prohibited. John Rekenthaler, CFA Michelle Swartzentruber Cindy Sin-Yi Tsai, CFA, CAIA Morningstar Fund Research May 2009 Global Fund Investor Experience Global Mutual Fund Investor Experience Report Transparency in Prospectus and Shareholder Reports In this section, we examine whether investors are given sufficient information in the prospectus and shareholder reports. Information in the prospectus enables an investor to make an educated investment decision. Information in shareholder reports conveys the performance, composition, and risk exposure of the portfolio. A prospectus or an offer document is a legal document that provides investors with material information about the fund—facts that investors need in order to make informed investment decisions, such as investment objective, risks, performance, fees and expenses, and management. Investors’ acknowledgment of the receipt of prospectuses prior to investing is required in all countries included in this study; however, it is commonly believed that investors rarely read them. While in some cases investors have trusted financial advisors that read the prospectuses on their behalf, many do not read them because it is a tedious task. With a desire to address this issue, regulators in several countries require that fund companies publish a simplified prospectus in addition to a full version. In most countries we studied, it is either a required or common practice to publish a simplified Canada U.S. Taiwan A Italy Spain U.K. China B France Singapore Japan Switzerland Germany Netherlands Hong Kong C Australia New Zealand D F Plus Regular Minus Target Date Fund Family Reports Target-Date Series Rating Top Above Average Average Below Average Bottom Key Features Average Annual Expense Ratio 0.19% Active/Passive Exposure 2% Active Open/Closed Architecture 100% Closed Total Net Assets ($M) 56,172 Executive Summary Rating: Performance Average These funds' performance lagged peers during 2009's rally, for some of the same reasons they fared better than most during late 2008's turmoil. Namely, its stock exposure has a slight tilt toward larger-cap stocks in developed countries, and its fixedincome exposure excludes high-yield bonds. The series' low expenses give the funds an ongoing, meaningful edge. Portfolio Average The underlying funds in this series feature Vanguard's hallmark index funds and its actively managed TIPS and Prime Money Market offerings. Despite a stumble on the fixed-income side in 2002, Vanguard's indexing prowess is formidable. The lineup's index-fund structure makes its performance and asset allocation relatively easy to understand. Price Top Vanguard's unswerving dedication to low costs makes this lineup one of the least expensive options around, allowing more of its gains to compound year in and year out. People Top Experienced index-fund manager Duane Kelly oversees the funds' day-to-day activities, and tested Vanguard veterans run the underlying funds. John Ameriks and Vanguard's investment counseling and research group steer the funds' asset-allocation policy. John Hollyer heads up risk management. Management's investment in the funds is wanting. Parent Top Vanguard has written the book on low-cost, index-oriented investing. The firm's not-for-profit structure ensures low fees and investor interests remain paramount. The fund's board does not have an independent chairman, but it has acted consistently in shareholder interests. Vanguard's transparency regarding the funds is better than most, and its regulatory record is clean. Process Vanguard takes a pragmatic approach to its glide path, focusing on low-cost exposure to multiple asset classes as well as lower risk levels as investors approach and pass the retirement date. With an emphasis on index funds over actively managed offerings, the firm reduces the risks of manager turnover, high trading costs, and capacity. Strategic Glide Path Total Equity Exposure 100 80 60 40 20 0% 0 20 40 60 80 100 Vanguard Target Retirement Industry Average Industry Maximum/ Industry Minimum 2055 2050 2045 2040 2035 2030 2025 2020 2015 2010 2005 2000 1995 Retirement Date – 90 90 90 90 87 79 72 64 55 44 30 – Vanguard Target Retirement 93 92 91 90 88 83 78 68 61 50 39 37 34 Industry Average - -3.39 -3.41 -3.35 -3.44 -2.95 -2.07 -1.16 -0.31 0.64 1.87 3.26 - 3-Yr Total Return - - 3-Yr Performance Quartile Available Funds Retirement Income Fund 2005 Fund 2010 Fund 2015 Fund 2020 Fund 2025 Fund 2030 Fund 2035 Fund 2040 Fund 2045 Fund 2050 Fund Morningstar Opinion Michael Herbst Fund Analyst 02-03-2010 A lackluster 2009 doesn't diminish the appeal of the Vanguard Target Retirement Funds. All the funds in this series finished last year in the bottom third of their respective categories. That showing is an understandable side effect of the lineup's structure, not evidence of shoddy management. Its underlying stock index funds are tilted slightly toward larger-cap stocks and developed markets, and its fixedincome exposure excludes high-yield bonds. Those traits meant the Target Retirement funds didn't bene- fit as much from 2009's rally in high-yield bonds, smaller- cap, and emerging-markets stocks. And while some (though certainly not all) actively managed rivals tactically moved into hard-charging areas such as the technology and natural-resources sectors, this series sticks to its relatively buttoned-up asset mix. That meant slimmer gains in 2009, but it also helped the series avoid costly mistakes that tripped up some active managers leading into 2008's turmoil. The funds' annualized returns over the trailing three-year period through January 2010 still land solidly in the top quartile of their respective categories. Indexing and target-date funds are both intended to be long-term propositions, and the benefits of this series are more likely to accrue over the long haul rather than in any single year. Vanguard's indexing prowess and rock-bottom expenses give the series a sturdy backbone. Over longer trailing periods, the returns of most of the series' underlying funds tend to land solidly in their categories' top half. The two exceptions, Vanguard European Stock Index and Pacific Stock Index, have indeed lagged their category peers, yet both have done their stated job well by tracking their index benchmarks closely. Vanguard's conservative approach to its Prime Money Market Fund offers an extra dose of security, as the firm steered clear of the problems that stung a number of other so-called cash substitutes in recent years. The series' straightforward and transparent structure should make it easier to use within a broader portfolio. Individual funds within the series may provide a one-stop solution for some investors, while others seeking additional exposure to small-cap stocks, emerging markets, high-yield bonds, or commodities may choose to complement these target-date funds with other offerings. This series' index construction will cause its performance to move out of step with its peers periodically, as it has lately. Even so, the funds are durable, dependable, low-cost building blocks, and Vanguard's admirable stewardship of capital further strengthens the case for holding the funds for decades to come. Page 1 of 5 | Morningstar Target-Date Fund Series Report | 12-31-2009 | For Financial Professional Use Only. Vanguard Target Retirement Target-Date Fund Series Report ©2010 Morningstar. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results. “Morningstar,” and the Morningstar logo are registered marks of Morningstar, Inc. Target-Date Series Rating Top Above Average Average Below Average Bottom Key Features Average Annual Expense Ratio 0.19% Active/Passive Exposure 2% Active Open/Closed Architecture 100% Closed Total Net Assets ($M) 56,172 Executive Summary Rating: Performance Average These funds' performance lagged peers during 2009's rally, for some of the same reasons they fared better than most during late 2008's turmoil. Namely, its stock exposure has a slight tilt toward larger-cap stocks in developed countries, and its fixedincome exposure excludes high-yield bonds. The series' low expenses give the funds an ongoing, meaningful edge. Portfolio Average The underlying funds in this series feature Vanguard's hallmark index funds and its actively managed TIPS and Prime Money Market offerings. Despite a stumble on the fixed-income side in 2002, Vanguard's indexing prowess is formidable. The lineup's index-fund structure makes its performance and asset allocation Strategic Glide Path Total Equity Exposure 100 80 60 40 20 0% 0 20 40 60 80 100 2055 2050 2045 2040 2035 2030 2025 2020 2015 – 90 90 90 90 87 79 72 64 93 92 91 90 88 83 78 68 61 - -3.39 -3.41 -3.35 -3.44 -2.95 -2.07 -1.16 -0.31 - Available Funds Retirement Income Fund 2005 Fund 2010 Fund 2015 Fund 2020 Fund 2025 Fund 2030 2035 2040 Morningstar Opinion Michael Fund A lackluster 2009 doesn't diminish the appeal of the Vanguard Target Retirement Funds. and backbone. Page 1 of 5 | Morningstar Target-Date Fund Series Report | 12-31-2009 | For Financial Professional Use Only. Vanguard Target Retirement Target-Date Fund Series Report

Here are a few of our recent initiatives on the fund side.

We rolled out forward-looking qualitative ratings in Europe and Asia in early 2009. We’ve now published more than 900 research reports written by analysts in 10 countries.

We also introduced a Global Mutual Fund Investor Experience report, which looks at the experience of fund investors across 16 countries. The goal is to see which countries have a friendly climate for fund owners.

We also started publishing comprehensive research on target-date funds, which are comprehensive investments that help investors build assets for retirement by automatically adjusting the mix of stocks, bonds, and cash over time.

Closed-End Coverage International ETF Coverage Thought Leadership

While we already offer quantitative-based tools and star ratings for hundreds of closed-end funds on Morningstar.com, our analysts will be re-introducing full research coverage on the largest and most heavily traded closed-end funds. As a first step, we’re starting a new column about closed-end funds called Morningstar CEF Weekly.

We also plan to expand our coverage on international ETF funds, which have seen dramatic asset growth.

Thought Leadership 104 Funds Equity Research Coverage as of March 31 Analysts 2010 2,000 120 2009 2,250

We now have about 100 equity and credit analysts worldwide and cover approximately 2,000 stocks. This is one of the largest independent equity research staffs in the industry.

As you probably know, the period covered by the Global Analyst Research Settlement ended in July last year. However, we remain strongly committed to equity research as part of our long-term growth strategy and are maintaining broad coverage. We’ve also adjusted our coverage to cover more stocks in Europe and other non-U.S. markets.

Research Methodology: Credit Ratings AAA BB C A AA BBB B CCC CC D Competitive Analysis Cash-Flow Forecasts Scenario Analysis Quantitative Checks Rating Committee

One of the major initiatives we announced in 2009 was our entry into the corporate credit rating business. Entering this business leverages the work of our equity analysts, who build discounted cash-flow models that can be used to evaluate a company’s ability to pay off debt. We now provide credit ratings on about 200 companies and plan to increase that number to about 700 companies by the end of 2010.

We believe there’s room in this area for a new voice and are excited to add our perspective.

Structured Credit Research and Ratings 1 B M - 0 1 0 2 F C S B R m o c . t n i o p l a e r . w w w CMBS PRESALE REPORT RBS Commercial Funding Inc. Commercial Mortgage Pass-Through Certificates, Series 2010-MB1 PRELIMINARY RATINGS (AS OF: 4/1/2010) CLASS BALANCE/ NOTIONAL AMT PRELIMINARY RATINGS REALPOINT DSCR REALPOINT BLTV RATED FINAL DISTRIBUTION DATE A-1 $18,700,000 AAA 2.98 53.5 April 2024 A-2 $222,091,000 AAA 2.98 53.5 April 2024 X(1) $309,700,000 AAA N/A N/A April 2024 X-NYP (1) $72,600,000 AAA N/A N/A April 2024 B $18,575,000 AA 2.76 57.6 April 2024 C $20,900,000 A 2.56 62.2 April 2024 D $29,434,000 BBB- 2.32 68.8 April 2024 Total Issuance $309,700,000 In determining the preliminary ratings on each class of securities issued by the Trust, Realpoint analyzed each loan to determine their stabilized as-is net cash flow (NCF) and values based primarily on the direct capitalization approach. The loans along with their corresponding as-is NCF and property values were then subjected to a series of economic and lending environment stresses in our proprietary CMBS Subordination Model to estimate their expected loss at each rating category. A description of this model is attached as Appendix A to this presale report. Note (1): The Class X and Class XNYP, certificates will not have a Certificate Principal Amount and will not be entitled to receive distributions of principal. Interest will accrue at the respective pass-through rates based upon the corresponding Notional Amount. N/A – Not applicable. Estimated Closing Date: April 22, 2010 This CMBS pre-sale report and the preliminary ratings noted above address the credit quality of the collateral, structural and legal aspects of the certificates, and the extent to which the payment stream of the collateral is adequate to make payments required under the certificates based on information provided to Realpoint by the issuer as of March 31, 2010. The analysis below, as well as Realpoint’s ratings characteristics as described in Appendix C, further reflect the ratings analysis related to these preliminary ratings. Investors should be aware that the proposed transaction and certain documents related thereto are not finalized. Following Realpoint’s receipt of final information and documentation, and the completion of Realpoint’s review of such information and documentation, Realpoint may issue final ratings. Such final ratings may differ from the preliminary ratings enumerated herein. Any final ratings will be posted on Realpoint’s website, www.realpoint.com. Ongoing Surveillance Statement Realpoint will monitor the rating assigned to each of the certificates listed in the table above on an on-going basis. Realpoint monitors CMBS transactions on an on-going basis and publishes monthly surveillance reports, Realpoint Dealviews, for each trust on a subscription basis for investors. Appendix B to this report provides details on our surveillance approach. Realpoint’s ability to continually monitor this transaction is contingent on Realpoint’s continued timely receipt of certain information and data regarding the collateral and transaction. This CMBS pre-sale report is an opinion and does not constitute an offer to sell or a solicitation of an offer to buy any securities, and it may not be used or circulated in connection with any such offer or solicitation. Opinion The primary assets of the RBSCF 2010-MB1 Commercial Mortgage Trust consist of five fixed rate commercial whole mortgage loans and the senior A-Note in one fixed rate commercial whole mortgage loan. The payment streams from these six loans support the Class A-1, Class A-2, Class X, Class X-NYP, Class B, Class C and Class D certificates. The following table provides the relative percentages of the loans. LOAN NAME PROPERTY TYPE CUT-OFF BALANCE % OF CUT-OFF POOL BALANCE South Plains Mall Retail – Regional Mall $77,700,000 25.1% 0 0 0 , 0 0 6 , 2 7 $ e c i f f O a z a l P k r o Y w e N r u o F 23.4% CCPT Retail Portfolio III 53 Retail $64,800,000 20.9% CCPT Retail Portfolio I 21 Retail & 1 Industrial $35,600,000 11.5% DDRM Retail Portfolio 3 Retail $30,300,000 9.8% Bank of America Plaza Office $28,700,000 9.3% 0 0 0 , 0 0 7 , 9 0 3 $ : l a t o T 100.0% Realpoint determined the preliminary ratings for the certificates by analyzing each loan, including all of the properties underlying the three retail portfolios. The concluded net cash flow and cap rates were then subjected to a variety of stresses in our proprietary CMBS Subordination Model. A review of the documents pertaining to the Trust and the trust mortgage loans was also part of the analysis. REALPOINT CONTACTS New Issuance Ken Cheng | 267-960-6017 Ken.Cheng@realpoint.com Loan Analytics Troy Doll | 267-960-6042 Troy.Doll@realpoint.com Surveillance Frank Innaurato | 267-960-6002 Frank.Innaurato@realpoint.com Investor Relations Joe Petro | 267-960-6004 Joe.Petro@realpoint.com Website http://www.realpoint.com CMBS PRESALE REPORT RBS Commercial Funding Inc. Commercial Mortgage Pass-Through Certificates, Series 2010-MB1 PRELIMINARY RATINGS (AS OF: 4/1/2010) CLASS BALANCE/ NOTIONAL AMT PRELIMINARY RATINGS REALPOINT DSCR REALPOINT BLTV RATED FINAL DISTRIBUTION DATE A-1 $18,700,000 AAA 2.98 53.5 April 2024 A-2 $222,091,000 AAA 2.98 53.5 April 2024 X(1) $309,700,000 AAA N/A N/A April 2024 X-NYP (1) $72,600,000 AAA N/A N/A April 2024 B $18,575,000 AA 2.76 57.6 April 2024 C $20,900,000 A 2.56 62.2 April 2024 D $29,434,000 BBB- 2.32 68.8 April 2024 Total Issuance $309,700,000 In determining the preliminary ratings on each class of securities issued by the Trust, Realpoint analyzed each loan to determine their stabilized as-is net cash flow (NCF) and values based primarily on the direct capitalization approach. The loans along with their corresponding as-is NCF and property values were then subjected to a series of economic and lending environment stresses in our proprietary CMBS Subordination Model to estimate their expected loss at each rating category. A description of this model is attached as Appendix A to this presale report. Note (1): The Class X and Class XNYP, certificates will not have a Certificate Principal Amount and will not be entitled to receive distributions of principal. Interest will accrue at the respective pass-through rates based upon the corresponding Notional Amount. N/A – Not applicable. Estimated Closing Date: April 22, 2010 This CMBS pre-sale report and the preliminary ratings noted above address the credit quality of the collateral, structural and legal aspects of the certificates, and the extent to which the payment stream of the collateral is adequate to make payments required under the certificates based on information provided to Realpoint by the issuer as of March 31, 2010. The analysis below, as well as Realpoint’s ratings characteristics as described in Appendix C, further reflect the ratings analysis related to these preliminary ratings. Investors should be aware that the proposed transaction and certain documents related thereto are not finalized. Following Realpoint’s receipt of final information and documentation, and the completion of Realpoint’s review of such information and documentation, Realpoint may issue final ratings. Such final ratings may differ from the preliminary ratings enumerated herein. Any final ratings will be posted on Realpoint’s website, www.realpoint.com. Ongoing Surveillance Statement Realpoint will monitor the rating assigned to each of the certificates listed in the table above on an on-going basis. Realpoint monitors CMBS transactions on an on-going basis and publishes monthly surveillance reports, Realpoint Dealviews, for each trust on a subscription basis for investors. Appendix B to this report provides details on our surveillance approach. Realpoint’s ability to continually monitor this transaction is contingent on Realpoint’s continued timely receipt of certain information and data regarding the collateral and transaction. This CMBS pre-sale report is an opinion and does not constitute an offer to sell or a solicitation of an offer to buy any securities, and it may not be used or circulated in connection with any such offer or solicitation. Opinion The primary assets of the RBSCF 2010-MB1 Commercial Mortgage Trust consist of five fixed rate commercial whole mortgage loans and the senior A-Note in one fixed rate commercial whole mortgage loan. The payment streams from these six loans support the Class A-1, Class A-2, Class X, Class X-NYP, Class B, Class C and Class D certificates. The following table provides the relative percentages of the loans. REALPOINT CONTACTS New Issuance Ken Cheng | 267-960-6017 Ken.Cheng@realpoint.com Loan Analytics Troy Doll | 267-960-6042 Troy.Doll@realpoint.com Surveillance Frank Innaurato | 267-960-6002 Frank.Innaurato@realpoint.com Investor Relations Joe Petro | 267-960-6004 Joe.Petro@realpoint.com Website http://www.realpoint.com

Building on our credit ratings initiative, we recently completed our acquisition of Realpoint, LLC, a Nationally Recognized Statistical Ratings Organization (NRSRO) that specializes in structured finance. We believe there’s strong demand for unbiased ratings and research in the structured credit market, and we think the time is ripe to bring more competition to this market.

Cathy will give you more details about Realpoint in her presentation a bit later.

Strategy: Create Premier Global Database Growth in Global Investment Database Coverage 190,000 265,000 300,000 350,000 145,000 Funds Stocks Capital Markets/ Indexes Real-Time Quotes Alternatives Variable Annuities Pension and Life Documents People 06 07 08 09 05

We currently have comprehensive data on more than 350,000 investments globally, as well as real-time market data on an additional 4 million securities. During 2009 we expanded several of our databases, including closed-end funds, separate accounts and collective investment trusts, and stocks.

We’ve had strong renewal rates in our Licensed Data business, and Licensed Data remained our largest product based on revenue in 2009. Revenue for this product grew 17% last year, helped in part by our acquisitions of Tenfore and other data providers as well as organic growth.

Global Investment Database ~350,000 Investments Globally Canada 16,500 U.S. 177,000 Latin America 2,600 South America 1,500 Cross Border/ 52,500 Global Europe 63,800 Asia 16,300 Middle East 150 South Africa 2,300 14,000 Australia/NZ Eastern Europe 600

Here you can see our global database coverage. In 2009 we expanded data in numerous countries, including Canada, Chile, the United Kingdom, France, Namibia, South Africa, Thailand, and Indonesia.

Strategy: Expand Internationally 2,760 Morningstar Employees as of March 31, 2010 125 Canada 1,170 U.S. 385 Europe 160 Australia/NZ 720 Asia 195 India 5 South Africa

More than half of our employees are outside the United States. We have large offshore data centers in China and India, and also have operations in other major markets around the world. We currently have operations in 20 countries plus minority ownership positions in two other countries.

Worldwide Fund Assets 55% 33% 12%

If you look at the distribution of fund assets globally, about half are in North America, a third are in Europe, and the remainder is in the Asia/Pacific region.

Morningstar Revenue (2009) 77% 15% 8%

In 2009, about 77% of our revenue was from the United States and Canada, 15% was in Europe, and 8% was in the Asia/Pacific region. So we see plenty of room for expansion outside the United States.

Expand Internationally -Revenue by Region ($mil) $29.4 13.0% $44.3 $89.7 $121.4 $129.2 14.0% 20.6% 24.2% 27.0% % of total Australia Japan Europe Asia Canada 06 08 09 05 07

This graph shows our revenue by region over the past five years. Overall, international revenue made up about 27% of our consolidated revenue in 2009.

2010 Initiatives

Now I’ll turn to a few of our larger initiatives for 2010. We have many great things going on here, and these are just a few of the highlights.

We’ve moved from a more defensive mode back to investing more aggressively in the business.

Major Initiatives for 2010 Build Out Credit Ratings and Research AAA BB C A AA BBB B CCC CC D AAA BB C A AA BBB B CCC CC D Invest in Development Team AAA BB C A AA BBB B CCC CC Expand Sales Team AAA BB C A AA BBB B CCC CC D AAA BB C A AA BBB B CCC CC

Invest in Development Team

We have a core development team that we call One Team that works on enhancing our three major platforms. We’re expanding this team in 2010 and restructuring the team to focus on specific product development areas. They’ll be working on a number of key initiatives, including third-party data, middle and back office capabilities, our real-time terminal offering, other real-time news and data aggregation, mobile devices, and web delivery for Morningstar Direct and Morningstar Office.

Expand Sales Team

We’re also investing in our sales staff. We’re expanding our regional sales staff for Morningstar Office, building on the recent success we’ve had there. We’re also expanding our sales efforts for Morningstar Equity Research.

Build Out Credit Ratings and Research

This is another major initiative for us. As I mentioned earlier, we plan to introduce credit ratings on up to 700 companies by the end of 2010.

Fees and Expenses Portfolio Holdings Executives and Insiders Attributes Documents Manager Biographies Fundamental Data Price Invest in Data Manufacturing Major Initiatives for 2010 Globalize Consulting Capabilities AAA A AA AAA AA

Invest in Data Manufacturing

We also plan to invest in our data manufacturing capabilities. We’re continuing to invest in quality and process improvements. We’re also hiring additional data analysts and developers for our facility in Shenzhen, China. We’re also adding some key data sets, including conference call transcripts and earnings estimates.

Globalize Consulting Capabilities

We’re also expanding our global consulting capabilities, partly through our recent acquisitions of Intech, Aegis, and OBSR. We’re also adding to our sales and consulting teams in Europe, India, and Canada.

Recent Acquisitions

In addition to investing in internal growth, we’ve made a number of acquisitions over the past year and half or so, which all tie into the five growth strategies I mentioned earlier.

2009 Acquisitions Logical Information Machines, Inc. A leading provider of data and analytics for the energy, financial, and agriculture sectors $53.5 mil C.P.M.S. Equity Research and Data Businesses Tracks fundamental equity data for approximately 4,000 securities in the United States and Canada and brokerage earnings estimates for Canadian stocks C$16.0 mil Global Reports Global Financial Filings Database Business A leading provider of online financial and Corporate and Social Responsibility (CSR) reports for publicly traded companies around the world not disclosed Andex Associates, Inc. A leading provider of financial communications materials in Canada not disclosed

•                  Our largest acquisition in 2009 was Logical Information Machines (LIM), is a leading provider of data and analytics for the energy, financial, and agriculture sectors. LIM also helps us expand our reach into new client segments, including oil companies, power and natural gas trading, hedge funds, and agricultural and commodities trading.

•                  Computerized Portfolio Management Services (C.P.M.S.) tracks fundamental equity data for approximately 4,000 securities in the United States and Canada as well as tracks and provides earnings estimates for Canadian stocks.

•                  Global Reports is a leading provider of online financial and Corporate and Social Responsibility reports for publicly traded companies around the world.

•                  Andex is known for Andex Charts, which illustrate historical market returns, stock index growth, inflation rates, currency rates, and general economic conditions for the United States dating back to 1926, and for Canada dating back to 1950.

2009 Acquisitions Intech Pty Ltd A leading provider of multimanager and investment portfolio solutions in Sydney, Australia, Intech also manages a range of single sector, alternative strategy, and diversified investment portfolios, has one of the leading separately managed account databases in Australia, and offers the Intech Desktop Consultant, a research software product for institutions not disclosed Canadian Investment Awards and Gala Canada’s marquee investment awards program, recognizing excellence in products and firms within the financial services industry not disclosed

•                  A leading provider of multimanager and investment portfolio solutions in Sydney, Australia, Intech also manages a range of single sector, alternative strategy, and diversified investment portfolios, has one of the leading separately managed account databases in Australia, and offers the Intech Desktop Consultant, a research software product for institutions

•                  The Canadian Investment Awards and Gala is Canada’s marquee investment awards program, recognizing excellence in products and firms within the financial services industry

2010 Acquisitions Realpoint, LLC A Nationally Recognized Statistical Ratings Organization (NRSRO) that specializes in structured finance. $52 mil Footnoted.org and Footnoted Pro Footnoted is a highly regarded blog for professional money managers, analysts, and sophisticated individual investors. Footnoted Pro, a service for institutional investors, provides insight on actionable items and trends in SEC filings. not disclosed Aegis Research A leading provider of independent equity research in Sydney, Australia. not disclosed Old Broad Street Research A premier provider of fund research, ratings, and investment consulting services in the United Kingdom. $18 mil

•                  Realpoint, LLC is a Nationally Recognized Statistical Ratings Organization (NRSRO) that specializes in structured finance.

•                  Footnoted is a highly regarded blog for professional money managers, analysts, and sophisticated individual investors.

•                  Aegis Equities Research is a leading provider of independent equity research in Sydney, Australia.

•                  Old Broad Street Research is a premier provider of fund research, ratings, and investment consulting services in the United Kingdom.

Morningstar Moat S MF VA RT AL D P PL CM Research Design Technology Text

We’re excited about the opportunities we see to expand our business and continue our mission of helping investors in the years ahead. We’ve continued to focus on building out our moat, or sustainable competitive advantage, by making investments that support our five key growth strategies.

There are still some question marks on the horizon such as the financial reform bill and economic turmoil in Europe. Still, we believe business conditions are improving, and clients have been more engaged in sales discussions. We see many opportunities ahead and feel good about our capabilities.

With that, let me turn things over to Scott Cooley, our Chief Financial Officer.

Financial Highlights Scott Cooley Chief Financial Officer

Financial Highlights 2009 Highlights First Quarter 2010 Capital Allocation

My talk today will cover three main areas:

•                  2009 Highlights

•                  First Quarter 2010

•                  Capital Allocation

2009 Highlights

2009 Key Metrics $139.1 $125.3 – 9.9% Operating Income ($mil) 09 08 $83.8 $103.9 –19.4% Free Cash Flow* ($mil) *Free Cash Flow is considered a non-GAAP financial measure under SEC regulations. 09 08 – 4.7% $502.5 $479.0 Revenue ($mil) 09 08

We have three key metrics that we use to measure our results. We don’t typically see negative numbers here, but we did see some declines in 2009’s economic downturn.

Revenue was down about 5% to $479 million, operating income was down 10% to $125 million, and free cash flow declined 19% to $84 million.

84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 Morningstar Revenue

Taking a longer-term view of revenue over our 26-year history, last year was only the second time that revenue was down. (The other time—in 1995—the downturn was only 1%.)

84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 Morningstar Revenue 5-YR Compound Annual Growth Rate 21.7%

Despite last year’s downturn, our five-year compound annual growth rate remains over 20%.

84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 Morningstar Revenue 10-YR Compound Annual Growth Rate 25.0%

Over the past 10 years, we’ve compounded revenue at about 25% per year, on average.

Investment Information Segment Operating Income ($mil) Share of Consolidated Revenue Revenue ($mil) $138.9 $138.6 –0.2% 08 09 80.7% $390.7 $386.6 –1.0% 08 09

Revenue for our Investment Information segment, which accounts for about 81% of company-wide revenue, declined by 1% in 2009, as the lower revenue across various product lines was partially offset by revenue from acquisitions. Acquisitions contributed $25.9 million to segment revenue in 2009.

In 2009, operating income for the Investment Information segment was $138.6 million, a slight decrease compared with 2008, as the $4.1 million decline in revenue was partially offset by lower operating expense.

Investment Management Segment Operating Income ($mil) Share of Consolidated Revenue Revenue ($mil) $60.4 $52.9 08 09 19.3% $111.8 $92.4 –17.4% 08 09 –12.4%

Investment Management segment revenue was down 17.4% in 2009, driven by the loss of two larger contract renewals in Investment Consulting (one in October 2008 and the other in May 2009). As we’ve previously discussed, these contracts represented about $17 million of combined revenue in 2008. Acquisitions contributed $3.7 million to segment revenue in 2009.

Operating income was down about 12%, as lower bonus and other compensation-related expense was partially offset by the additional operating expense related to the Intech acquisition.

Corporate Items Year ended Dec. 31 ($000) 2009 2008 % change Operating expense excluding stock-based compensation, depreciation and amortization $ 35,872 $ 35,616 0.7% Stock-based compensation $  3,924 $  4,013 (2.2%) Depreciation and amortization $ 26,349 $ 20,550 28.2% Operating loss ($ 66,145) ($ 60,179) 9.9%

Our corporate operating expense was basically flat in 2009, but depreciation and amortization was up about 28%. As a result, our operating loss for the corporate segment increased about 10% in 2009.

Two Expensive “Foot Faults” in 2009 Operating Expense For $ 6.1 mil related to adjusting tax treatment of some stock options originally considered ISOs $ 3.4 mil penalties related to timing of deposits withheld on stock-option exercises from 2006–2009 $ 9.5 mil total

Unfortunately, two tax-related problems reduced our operating income by $9.5 million last year. First was $3.4 million related to penalties we paid to the IRS because we remitted withholding on stock option exercises at each biweekly payroll instead of within three days after the option was exercised.

Second was $6.1 million related to adjusting the treatment of some stock options that were originally issued as incentive stock options (ISOs) and should have been considered non-qualified stock options (NQSOs). To correct our error, we paid a total of $4.9 million to three executives to compensate them for the difference in tax treatment and also recorded an expense for potential tax penalties.

While we regret these errors, I believe our risk analysis, accounting, tax, and legal oversight are strong—much better today than a decade ago when we were a privately held company. It was our tax department, for example, that caught the ISO error.

05 06 07 08 09 Contributors to Revenue Growth -38.8% 26.4% 38.1% 15.5% –4.7% Acquisitions Organic Growth Foreign Currency 1.3% 16.0% 14.1% 5.9% 6.2% 0.4% 1.2% 0.5% (1.8%) 0.4% 24.7% 22.4% 22.8% 8.8% (8.8%)

This graph shows the components of revenue growth over the past five years. In 2009, acquisitions contributed about 6 percentage points to our growth rate, while organic revenue and foreign currency were both negative.

Over time, organic growth has been the major driver behind our revenue increases.

Quarterly Organic Revenue Growth % Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 07 08 09 10 26.1 17.4 13.3 7.7 –1.3 –7.1 –10.9 –10.2 –6.6 23.2 23.2 –1.6

Our 2009 results also suffered because of the continuing effects of the severe market downturn in 2008, which put pressure on client budgets and led to consolidation among some of our clients. Our organic growth rate decelerated during 2008 because of these adverse market conditions and continued deteriorating during the first half of 2009. While our organic revenue was down for the year, we believe recent trends are more encouraging. Our organic revenue fell 10.2% in the third quarter of 2009, but 6.6% in the fourth quarter and 1.6% in the first quarter of 2010.

Retention and Renewal Rates 05 06 07 08 09 100–105% 95– 100% 90– 95% 95–100% 95–100% 90–95% 80–85% 60–65% 60–65% 65–70% 60–65% 55–60% Renewal (contract-based products) Retention (subscription-based products)

In 2009, we estimate that our retention rate for subscription-based products, such as Principia, Morningstar.com Premium Membership service, and print and online newsletters, was on the higher end of the range between 55% and 60%, down from 60% to 65% in 2008.

For contract-based products and services, we estimate that our weighted average renewal rate was on the low end of the range between 80% and 85% and was down about 9.5 percentage points from our renewal rate in 2008. The decline in renewal rates in 2009 was largely driven by the end of the Global Analyst Research Settlement period. Excluding this factor, the 2009 renewal rate declined about 3 percentage points from 2008. This decline reflects lower renewal rates for several product lines, including Investment Consulting, institutional software, and advisor software.

Top Five Products 2009 Revenue* ($000)* % of Revenue Licensed Data $ 91,524* 19.1% Morningstar Advisor Workstation $ 65,673* 13.7% Investment Consulting $ 62,531* 13.1% Morningstar.com $ 39,454* 8.2% Morningstar Direct $ 29,968* 6.3% Total $ 289,150* 60.4% *revised for reclassification

Licensed Data remained our largest product in 2009 because of strong organic growth as well as additional revenue from acquisitions, while Morningstar Direct moved up to become part of the top five for the first time.

Significant Operating Leverage 06 07 08 09 05 Revenue and Operating Income ($000) $46,480 $77,527 $117,254 $139,119 $125,320 $227,114 $315,175 $435,107 $502,457 $478,996 Operating margin % 24.6% 26.9% 27.7% 26.2% 20.5%

With revenue down slightly in 2009, we also saw some compression in our operating margin.

Cost Savings Measures in 2009 Category Change from 08 ($mil) Bonus expense ($ 28.9) 401(k) match ($ 6.6) Travel, telephone, training, and conferences ($ 4.5) Advertising and marketing ($ 4.3)

We implemented a series of cost-savings measures in 2009, which reduced our expenses in a few key areas.

Free Cash Flow* 06 07 08 09 05 $40,994 $93,955 $101,022 $103,927 $83,810 ($000) Capital expenditures ($4,722) ($11,346) ($48,519) ($12,372) ($7,451) Cash provided by operating activities $98,677 $112,368 $152,446 $96,182 $48,445 *Free Cash Flow is considered a non-GAAP financial measure under SEC regulations.

Free cash flow in 2009 was down about 19% from 2008, mainly because of lower cash provided by operating activities, partly offset by lower capital expenditures.

Solid Balance Sheet Consolidated balance sheet data ($000) as of Dec. 31, 2009 as of Dec. 31, 2008 Cash, cash equivalents, and investments $ 342,553 $ 297,577 Working capital $ 237,218 $ 180,295 Total assets $ 919,583 $ 803,940 Deferred revenue $ 127,114 $ 130,270 Long-term liabilities $ 35,830 $ 34,570 Total shareholders’ equity $ 676,874 $ 535,929

We had about $343 million in cash, cash equivalents, and investments as of December 31, 2009 and no bank debt.

First Quarter 2010

First Quarter 2010 Key Metrics Operating Income ($mil) 10 09 $34.6 $30.9 –10.6% *Free Cash Flow is considered a non-GAAP financial measure under SEC regulations. Free Cash Flow* ($mil) 10 09 $12.8 ($12.9) NMF 10 09 Revenue ($mil) $116.7 $128.3 9.9%

Here’s a snapshot of our key metrics in the first quarter of 2010. Revenue increased about 10%, operating income was down about 11%, and free cash flow increased to $12.8 million.

Operating income was down for a couple of reasons in the first quarter. Because of the timing of acquisitions, our first-quarter 2010 results include operating expense that did not exist in the same period last year. Headcount and salary expense also increased year over year, partly because of acquisitions.

Also, in early 2010, we began phasing in some of the benefits and other compensation-related expense we had previously reduced. As a result, bonus expense increased $2.5 million and matching contributions to our 401(k) plan increased $1.0 million. Sales commissions also increased $2.1 million, reflecting improved sales activity compared with the first quarter of 2009.

First Quarter 2010 Balance Sheet Consolidated balance sheet data ($000) as of March 31, 2010 as of Dec. 31, 2009 * Cash, cash equivalents, and investments $ 360,743 $ 342,553 Working capital $ 270,866 $ 237,218 Total assets $ 930,402 $ 919,583 Deferred revenue $ 136,842 $ 127,114 Long-term liabilities $ 33,823 $ 35,830 Total equity $ 702,083 $ 676,874

Despite paying out $21.4 million in bonuses in the first quarter, we had cash, cash equivalents, and investments of $360.7 million as of March 31, 2010. We expect to use approximately $76 million in the second quarter of 2010 to complete previously announced acquisitions.

Deferred revenue—which in some ways is a good measure of future revenue trends because it includes revenue we expect to recognize in future periods—increased during the first quarter.

Capital Allocation

Free Cash Flow and Acquisitions 3.9 03 05 08 09 99 (13.1) 00 01 02 04 06 07 0.0 (47.2) (11.1) 0.4 10.6 (3.5) 21.1 10.8 25.1 0.2 41.0 8.2 94.0 117.3 101.0 60.5 103.9 105.4 83.8 74.2 Free Cash Flow Acquisitions and Acquisition Spending as a % of FCF (8.3%) 0.0% (3.6%) (33.0%) 51.2% 0.8% 20.0% 124.8% 59.9% 101.4% 88.5% ($mil)

This graph shows our free cash flow and acquisition spending over time. Acquisition spending was about equal to free cash flow in 2008, but a bit lower in 2009.

We’ve been fortunate to find a number of compelling acquisition opportunities recently, but our core business is also very strong. We don’t feel that we need to make acquisitions unless we find really attractive opportunities.

Potential Uses of Cash acquisitions organic expansion dividend stock buyback Balance sheet strength

We try to use our cash balance in ways that will maximize returns over the long term. In addition to maintaining a strong balance sheet, there are several other potential areas we could deploy cash. We like to live within our means and use our cash flow to enhance the company’s value by making acquisitions or for organic expansion. We have also had some discussions with our board about other uses of cash, such as a dividend or stock buyback. We are waiting for more clarity on potential tax-law changes before making any final decisions, but we expect to continue this discussion with the board during 2010.

Organic revenue (illustrated in a previous slide) is considered a non-GAAP measure. The tables below reconcile consolidated revenue with organic revenue (revenue excluding acquisitions and the impact of foreign currency translations): ($000) 2009 Consolidated revenue $ 478,996 Less: acquisitions (29,590) Unfavorable impact of foreign currency translations 8,987 Organic revenue $ 458,393 Three months ended March 31 ($000) 2010 Consolidated revenue $ 128,290 Less: acquisitions (9,704) Favorable impact of foreign currency (3,731) Organic revenue $ 114,855 Reconciliation of Non-GAAP Measures with the Nearest Comparable GAAP Measure

These slides reconcile the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue.

Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure Organic revenue (illustrated in a previous slide) is considered a non-GAAP measure. Reconciliation from consolidated revenue to revenue excluding acquisitions and foreign currency translations (organic revenue) 2007 2008 2009 $000 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Consolidated revenue $ 95,447 $109,685 $111,859 $118,116 $125,444 $132,237 $125,505 $119,271 $116,732 $119,533 $120,088 $122,643 Less: acquisitions (12,154) (13,002) (10,208) (8,862) (11,098) (4,876) (4,732) (6,419) (5,928) (6,732) (9,342) (7,588) (Favorable)/unfavorable (397) (552) (875) (1,984) (2,281) (3,085) (271) 3,787 5,697 5,031 1,969 (3,710) impact of foreign currency translations Revenue excluding $ 82,896 $ 96,131 $100,776 $107,270 $112,065 $124,276 $120,502 $116,639 $116,501 $117,832 $112,715 111,345 acquisitions and foreign currency translations Consolidated revenue 36% 44% 37% 36% 31% 21% 12% 1% (7%) (10%) (4%) 3% growth Less: acquisitions (17%) (17%) (12%) (10%) (12%) (4%) (4%) (5%) (5%) (5%) (7%) (6%) Less: impact of foreign currency (1%) (1%) (1%) (2%) (2%) (3%) — 3% 5% 4% 2% (3%) Revenue growth 18% 26% 23% 23% 17% 13% 8% (1%) (7%) (11%) (10%) (7%) excluding acquisitions and foreign currency translations (organic revenue) (1) (1) Sum of percentages may not match total because of rounding.

These slides reconcile the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue.

Morningstar Canada Scott Mackenzie CEO Morningstar Canada

Canada Overview Clients 500+ Client Countries 1 Morningstar Offices 2 2009 Revenue $23M Employees 125

Morningstar’s Canadian operations commenced in November 1999.

Canada has a population of approximately 33.3 million people. The 2008 GDP for Canada—at current prices—is $USD 1.5 trillion (source: World Bank). This figure is comparable to the economic size of Texas ($USD 1.2 trillion) or Spain ($USD 1.4 trillion).

Morningstar employs 125 people and operates out of Toronto (main office) as well as Montreal (sales office).

Morningstar Canada Revenue Growth 2002 2003 2004 2005 2006 2007 2008 2009 CA $25 Mil 20 15 10 5 Organic CPMS Andex

In 2002, revenue was $8.3 million (CAD). Since then, revenue has almost tripled to $23 million (CAD).

$17.6 million (CAD) of 2009’s revenue came from organic sources and the balance reflects eight months of acquisition revenue, mainly from CPMS and Andex. We acquired both Andex and CPMS on May 1, 2009.

Morningstar Canada Operating Income 2006 2007 2008 2009 Organic CPMS Andex CA $10 Mil 5

Operating income in 2009 was $7.5 million (CAD), representing a 92% increase over the past 3 years. About 46% of that growth has come from the organic portion of the business.

2002 2007 2009 Organic Revenue Mix 100% 75 50 25 Advisor Desktop Software AWS/Licensed Tools Data Investment Research Consulting

In 2002, 61% of revenue came from advisor desktop software. By 2009, with increased focus on web-based software and other lines of business, desktop software now represents only 29% of total revenue. Consulting services is the fastest-growing revenue source in terms of product mix.

Canadian Investment Landscape

Share of Household Financial Wealth 1990 1995 2000 2004 2005 2007 2008 2009 0% 25% 50% 75% 100% Bank Deposits Funds Other Source: Investor Economics Inc

Bank deposits represented 65% of household financial wealth (sometimes referred to as “investable assets”) in 1990. By 2009, bank deposits represented only 41% of household financial wealth. The change is a reflection of the move from bank deposits to investment funds, which topped 28% in 2009 from just 5% back in 1990.

Growth of Mutual & Seg Funds (in Billions of CDN Dollars) 1990 1995 1999 2004 2009 Mutual Segregated 800 Bil CAD 600 400 200

Mutual and segregated funds (which are analogous to variable annuities in the United States) have grown dramatically over the past 20 years.

Segregated funds continue to grow in terms of share of total investment funds. In 2009, segregated funds represented 10% of the total funds market. In 1990, they represented only about 5%.

RRSP Assets (in Billions of CDN Dollars) 1990 2009 Bank Deposits Funds Other 700 Bil CAD 525 350 175

The tax-deferring Registered Retirement Savings Plans (RRSPs) are arguably the most engaging segment of individual investing and are seen by many as a necessary supplement to national pension and corporate pension plans. Investment funds are the dominant investment vehicle (at 52% of assets), up considerably from just 19% in 1990.

Competitive Landscape Number of Products Number of Clients Approximate size of business Lipper CTV GlobeMedia (Investment Only) Fundata Inc. Bloomberg FactSet Thomson (ex-Lipper) Morningstar

While difficult to quantify precisely, the above graph provides perspective in terms of the relative positioning of Morningstar relative to our most relevant competitors. The size of the businesses represented relate only to the segments of each in which Morningstar competes. For our traditional fund tool offerings, Globe, Fundata, and now Lipper are the most relevant competitors. For our CPMS and other stock tool offerings, Bloomberg, FactSet, and Thomson Reuters are the more relevant players.

Retail Advisor Consulting CPMS Major Initiatives

Here are a few of the major initiatives we have planned. In the retail area, we plan to launch our first Premium version of www.morningstar.ca.

In the advisor area, we plan to launch Morningstar Advisor Workstation 2.0 in Canada this summer. We also plan to introduce new SiteBuilder deployments and improve the user interface and content for desktop software.

In our consulting business, we’re focusing on expanding our Morningstar Associates and Ibbotson Associates businesses in Canada. We’re also working on expanding the product and client base for our successful risk model, as well as building our fund of funds business.

With CPMS, we plan to tier our product offerings to help open new, larger markets. We’re introducing an Advisor Edition of CPMS in United States and Canada and improving the user interface to increase scalability.

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Equity & Credit Research Business (Life After GARS) Catherine Odelbo President, Equity & Credit Research

Overview of Equity Research 2,000 Stocks 180 Industries All IPOs 104 Stock Analysts

Our equity research asset remains robust. Globally, we have more than 100 stock and credit analysts covering 2,000 companies across 180 industries. They also cover every company that files for an initial public offering in the U.S. market. We make our research available to retail, advisor, and institutional investors, in various flavors and pricing models.

Institutional Equity Research Key Products and Audience  Analyst access, full financial models, detailed company & sector reports Competitive Advantage (Economic Moat), Fair Value & Uncertainty analysis  Investment ideas Money managers; buy-side analysts; pension and endowment investors

One of our most exciting new businesses is our Institutional Equity Research Service. About a year before the Global Settlement wound down, we launched this service for investment managers. The service offers them and their analysts access to our analysts, our financial models on every company we cover, and our in-depth reports. We also offer investment ideas, buy lists, and model portfolios geared to our clients’ investment styles.

Institutional Equity Research The Business Opportunity $3 billion in the addressable global market for fundamental equity research 6,000 investment management firms globally Subscription revenue model

Our global addressable market for fundamental investment research is approximately $3 billion, encompassing about 6,000 investment management firms. We have a subscription-based revenue model with pricing in the tens of thousands of dollars, adjusted for usage.

Institutional Equity Research Our Value Proposition  The only independent equity research shop in the world with sell-side scale and service  No ax to grind Strong performance track record  Outsource to us at a fraction of the cost of adding headcount

Our independence, performance, and scale give us a unique position in the marketplace. We can effectively compete against the sell-side, without all the baggage that comes with the sell-side’s conflicts of interests. Our clients know that we are really working for them, because we sit on the same side of the table.

Momentum Is Strong YoY (%) Growth of Our Institutional Equity Research Business YTD April 2010 56.0% New Contracts YTD Renewal Rate Number of Clients Sales Pipeline Growth 80.0% 96.0% 83.0% April 2009 April 2010 Number of Clients 35 63 New Contracts YTD 9 14

We’re adding new clients at a healthy clip; our sales pipeline is growing nicely; and our renewal rate is strong.

New Initiatives

Our New Research Initiatives Leverage our expertise in equity research Add a new security class—structured credit—to Morningstar’s dataset Expand Morningstar’s addressable market

We’re leveraging our equity research asset into new businesses.

Morningstar Corporate Credit Research Key Products and Audience  Corporate credit ratings and research on 700+ issuers  Company credit reports for advisors/brokers  Credit modeling, analyst access and investment ideas for institutional investors

We launched our corporate credit research initiative last December. Our equity analysts, who already produce full cash-flow models and all the relevant projections on the companies they cover are now applying their expertise to produce credit ratings on the subset of companies with debt outstanding. We offer free access to our credit ratings, and subscription-based access to the underlying research and investment ideas.

Morningstar Corporate Credit Research

This shows a sample credit research report.

Morningstar Corporate Credit Research The Business Opportunity  The time is right for a new entrant Cutbacks in sell-side credit research  Multibillion-dollar market for credit research  Expand addressable market and deepen existing client relationships

The time is right for a new, trusted entrant in credit research. There is a lot of discontent with the status-quo credit raters, and the sell-side has cut back on credit research. Yet investor interest in credit research hasn’t waned. There is an opportunity to expand Morningstar’s addressable market and deepen client relationships.

Morningstar Corporate Credit Research Our Value Proposition  Trusted brand  Forward-looking: Economic Moats, future free cash flows, scenario analysis  Consider all of a company’s obligations, not just debt  Depth: full cash-flow models for each company  Breadth: we cover the companies investors care about  Timeliness: quarterly updates minimum, event-driven

Our analysts are experts on the entire capital structure of the companies they cover. They apply a forward-looking approach to their analysis of both equity and debt, and they consider all of a company’s obligations, not just debt when rendering their credit opinion. With full cash-flow models on each company, coverage of more than 700 issuers, and quarterly updates at a minimum, we deliver the depth, breadth, and timeliness that investors want.

Morningstar Corporate Credit Research Process Management interviews Conference calls Trade-show visits Competitor, supplier, distributor, and customer interviews Assign Economic Moat Rating Forecast future free cash flows to the firm Derive estimate of Cash-Flow Cushion™ Model bull, bear, and base cases Assign Business Risk Morningstar Solvency Score™ Distance to Default Review modeling assumptions Approve companyspecific adjustments Competitive Analysis Cash-Flow Forecasts Scenario Analysis Quantitative Checks Rating Committee AA A BBB C D BB B CC AAA Extremely Low Default Risk AA Very Low Default Risk A Low Default Risk BBB Moderate Default Risk BB Above Average Default Risk B High Default Risk CCC Currently Very High Default Risk CC Currently Extreme Default Risk C Imminent Payment Default D Payment Default AAA

We have a rigorous process. For detail on our credit ratings methodology, please visit http://corporate.morningstar.com/US/asp/subject.aspx?xmlfile=374.xml&filter=2977.

Morningstar Corporate Credit Research Strategic Rationale Leverages our equity research staff  Expertise across a company’s entire capital structure  Credit ratings flow through each of Morningstar’s  platforms  Subscription fees from our Institutional Research service  Licensing fees from Broker/Advisor clients

Our credit research leverages work our equity analysts are already doing, adding expertise across the entire capital structure of the companies they cover. Our credit ratings enhance Morningstar’s three main platforms. We earn subscription revenue from our Institutional Research Service, and enterprise-wide licensing fees from Broker/Advisor clients.

Realpoint What it is  Commercial Mortgage-Backed Securities (CMBS) research and surveillance service with a subscription-based revenue model  Realpoint is an NRSRO (Nationally Recognized Statistical Ratings Organization)  Realpoint has rated three new CMBS offerings using an issuer-pay revenue model

We completed our acquisition of Realpoint on May 3. Realpoint is a Nationally Recognized Statistical Ratings Organization (NRSRO) specializing in Commercial Mortgage-Backed Securities (CMBS).

Realpoint Key Products and Audience  Research, ratings, and monthly surveillance on all 700+ CMBS in the secondary market  CMBS Workstation—web-based platform for accessing research and monitoring holdings  New-issue CMBS ratings and research  Institutional investment managers; banks; insurance companies; broker-dealers

Realpoint offers research, ratings, and monthly surveillance on all 700+ CMBS in the secondary market. Realpoint entered the new-issue ratings market in late 2009, and it has been hired by three issuers to rate their new credits. There are 225 institutional investment managers, banks, insurance companies, and broker-dealers who rely on Realpoint’s CMBS ratings and research.

Realpoint The Business Opportunity  Failure of status-quo ratings of structured credits during the financial crisis opens the door to new entrants  Realpoint has investor support for new-issue ratings New SEC rules promoting unsolicited ratings encourage investor-pay business models for new-issue ratings  Investor/issuer-pay hybrid revenue model

The financial crisis has revealed the failure of status-quo ratings of structured credits, opening the way for new entrants in the ratings space. Realpoint has a strong reputation among institutional investors for its timely and accurate research. CMBS investors are demanding new-issue ratings from Realpoint.

Realpoint Our Value Proposition  The most transparent and rigorous CMBS research of any ratings agency  Maintain loan-level data  Underwrite nearly every property underlying every loan  Monitor and update loan-level research every month  Investors, not issuers, pay Realpoint for surveillance and maintenance, aligning its interests with investors  Trustworthy new-issue ratings

Realpoint has a transparent and rigorous research process, underpinned by loan-level data, property-level data, and monthly updating of the data going back a decade. Realpoint’s surveillance business aligns with the needs of investors, making Realpoint’s new-issue ratings highly trustworthy.

Realpoint: New Issue Ratings Process Net cash flow and valuation for each underlying property Property inspections and management meetings Identify critical structural features and risks Incorporate risks in collateral analysis and modeling Review assumptions Approve cash flows and property valuations Stress test the portfolio Determine ratings by comparing loss levels with trust capital structure Credit committee reviews and approves analystrecommended ratings for each class of securities Collateral Analysis Legal Document Review Loan Review Committee Scenario Analysis Rating Committee AAA Extremely Low Default Risk AA Very Low Default Risk A Low Default Risk BBB Moderate Default Risk BB Above Average Default Risk B High Default Risk CCC Currently Very High Default Risk D Imminent or Existing Payment Default AA A BBB CCC D BB B AAA

Realpoint has a rigorous ratings process. For more detail, please visit www.realpoint.com.

Realpoint Strategic Rationale  Expand our research capability to structured finance  Expand our credit research initiative  Realpoint‘s “investors first” business model comports with Morningstar’s  Expand Morningstar’s addressable market to structured- finance investors and issuers

Bringing Realpoint into the Morningstar fold builds on our credit research capability and expands our addressable market to structured finance investors and issuers. Our “investors first” business models mesh well, and Morningstar brings balance sheet strength and capital to Realpoint so it can compete at a higher level in the marketplace.

Realpoint

Morningstar Asia Jin Tian CEO, Morningstar Asia

Asia Sales Overview Clients 500+ Client Countries 15 Morningstar Offices 8 2009 Revenue $10M Employees 107

Morningstar entered the Asian market in 2000 with the opening of our Hong Kong office. Since then, we’ve grown rapidly through both organic expansion and acquisitions in Asia. Today, we have more than 100 professionals working in eight different offices serving more than 500 institutional clients from 15 countries in Asia.

Morningstar Asia Growth 03 05 06 07 08 09 Started China operations Started Investment Consulting & Equity Research in China Started Taiwan operations Acquired S&P Fund Business Acquired Ibbotson Japan Started India operations Increased stake in Korea to 80% 10 $Mil Rev 7.5 5 2.5

We’ve seen steady growth over the past 10 years, with the exception of 2009, when revenue was down modestly. We’ve made several key acquisitions— including the fund data business from S&P Ibbotson Associates Japan, and Morningstar Korea— which have accelerated our growth in Asia.

$Bil 700 525 350 175 2004 2009 2013 E JPN CHI KOR IND TWN THAI HK MAL SNG 627 Equity Market 3,533 3,573 835 2,531 657 177 2,305 289 481 532 354 182 134 62 55 33 23 Source: Cerulli Associates, World Federation of Exchanges, Investment Company Institute Asian Mutual Fund Markets: Large & Growing

The growth of Morningstar in Asia has coincided with mutual fund industry growth in Asia markets. Over the past five years, fund assets in Asia have increased by 50%. Over the next five years, the growth is expected to remain strong with an increase to nearly $1.9 trillion, or 47% above the 2009 levels.

It’s also worth noting that Asia has large equity markets with USD $14.7 trillion in traded market value according to the World Stock Exchange as of 12/31/2009.

Quick Crisil Wind Competitive Landscape Number of Products Number of Clients Mstar Asia Lipper Financial Express Mercer Bloomberg Thomson/Reuters Moody’s Factset Interactive Data S&P Approximate size of business Value Research TianXiang Mstar Asia

Morningstar is still a relatively new entrant in many markets in Asia.  We compete with a wide range of competitors in every market, from single product competitors in one country to regional and international players with a more diverse set of products. We believe we have ample growth opportunities and plan to expand by delivering services to more clients across the region.

Revenue by Product Japan HK/TW Korea China Singapore India Revenue 15 20 25 30 5 15 Employees Research Consulting Data Software 4 $Mil 3 2 1

We have a diverse mix of product revenue across our operations in Asia.  This is based on the local market conditions and the historical focus of each of the countries. We plan to develop additional products in each of these local markets to meet customer needs.

Major Initiatives Diversify Software Offerings Establish Product Management Expand Local Market Research Expand Sales Force .

We’re focusing on four major initiatives to capture the opportunities in Asia:

•      Establish local product management teams to localize Morningstar products

•      Diversify our software offerings for advisors, individuals, and institution

•      Continue to develop intellectual capital by expanding our Asian market research

•      Expand our sales resources to capture the opportunities in this large and growing market

Development Center Overview

Offshore Snapshot China India Mutual funds Equities Ownership Global Documents Equities Transcripts Direct Advisor Workstation Web sites Equity Data Hemscott IR LIM Advisor Products 380 Data Analysts 152 Data Analysts 244 Developers 36 Developers

We have established offshore development centers in both China and India.  These centers provide data acquisition and processing services for our global operations covering all of our core databases. These offshore centers also provide software development for our main software platforms.

Development Expenditures 05 06 07 08 09 15 $Mil 10 5 China India

We’ve significantly increased our spending for the China offshore center over the past five years. We obtained an offshore center in India in 2008 via the Hemscott acquisition.

Benefits for Development Center Financial Time Talent Pool Deploy Locally a . 0

Morningstar realizes a wide range of benefits from its development center activities.

•                  Financially, the labor cost is less than 20% of the cost in United States.

•                  The time difference between the offshore center and United States and Europe make it possible to have work done before the market open.

•                  Both development centers have access to large pools of talent.

•                  Finally, the products developed in these markets can be deployed in China and India.

Competitors Operating Development Centers in Asia Thailand Thomson Reuters China Bloomberg Thomson Reuters Moody’s Dow Jones Philippines Factset India Bloomberg Thomson Reuters S&P Factset Telekurs SNL

Morningstar is not alone in setting up the offshore center in Asia. Many of our competitors also have similar operations in Asia, especially in India and China.

Development Center Initiatives New Facilities Build Up India Expand Activities j

We have three major initiatives focused on the development centers:

•      We are building a new Shenzhen facility with capacity for 1,000 employees.

•      We recently opened a new facility in Mumbai, which can house 220 employees.

•      More of our business operations throughout Morningstar are moving functions into the offshore centers.

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